Exhibit 99.1

EVERCORE PARTNERS REPORTS FIRST QUARTER 2008 RESULTS;

DECLARES QUARTERLY DIVIDEND OF $0.12 PER SHARE

Highlights

•	Evercore reports Net Revenues of $44.5 million and Adjusted Pro Forma Net Income of $4.5 million, or $0.13 per share; and,

•	U.S. GAAP net loss of $1.0 million for the quarter ended March 31, 2008.

•	Announces $25 million share repurchase program.

•	Declares quarterly dividend of $0.12 per share.

NEW YORK, May 12, 2008 – Evercore Partners Inc. (NYSE: EVR) today announced that for the first quarter ended March 31, 2008 its Adjusted Pro Forma Net Income was $4.5 million or $0.13 per share, compared to Adjusted Pro Forma Net Income of $16.0 million or $0.50 per share for the prior year first quarter. Adjusted Pro Forma Net Revenues were $44.5 million for the quarter ended March 31, 2008 compared to Adjusted Pro Forma Net Revenues of $89.5 million for the quarter ended March 31, 2007.

For the quarter ended March 31, 2008, Evercore’s U.S. GAAP Net Loss was $1.0 million or ($0.08) per share compared to Net Income of $4.2 million or $0.64 per share for the quarter ended March 31, 2007.

“Investment banking is lumpy by nature and also characterized by periodic down cycles,” said Roger C. Altman, Chairman and Chief Executive Officer, Evercore. “We will have occasional weak quarters, and this was one of them. Indeed, it was our first since going public nearly two years ago.”

“U.S. merger and acquisition volume was down nearly 50 percent for the quarter. Nevertheless, the fundamentals of Evercore’s business remain excellent. Our merger advisory activity levels and backlog are fine, restructuring volume is rising and our non-compensation expenses are coming down as promised.”

The following table provides an overview of the Company’s results:

	Three Months Ended March 31,
	U.S. GAAP			Adjusted Pro Forma [1]
	2007	2008	% Change	2007	2008	% Change
	(dollars in thousands, except per share data)
Net Revenues:
Advisory	$83,946	$40,692	(51.5%)	$83,946	$40,692	(51.5%)
Investment Management	4,603	2,574	(44.1%)	4,603	2,574	(44.1%)
Other - Net	947	1,222	29.0%	947	1,222	29.0%

Net Revenues	$89,496	$44,488	(50.3%)	$89,496	$44,488	(50.3%)
Pre-Tax Income (Loss)	$24,096	$(2,602)	NM	$28,351	$6,453	(77.2%)
Pre-Tax Margin	26.9%	(5.8%)		31.7%	14.5%
Net Income (Loss)	$4,220	$(965)	NM	$16,047	$4,495	(72.0%)
EPS	$0.64	$(0.08)	NM	$0.50	$0.13	(74.0%)

[1]

See “Basis of Alternative Financial Statement Presentations” on page 6 and Annex I for a detailed discussion of the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore’s revenues and net income can fluctuate materially depending on the number, size and timing of the completed transactions on which it advises, the number and size of Investment Management gains or losses and other factors. Accordingly, the revenues and net income in any particular quarter may not be indicative of future results. Evercore believes that annual results are the most meaningful.

Revenues

Advisory

Advisory Revenue was $40.7 million and $83.9 million for the quarters ended March 31, 2008 and 2007, respectively.

Among the transactions announced during the first quarter of 2008 on which Evercore is advising are:

•	Bright Horizons Family Solutions on its sale to an affiliate of Bain Capital

•	Performance Food Group on its sale to an affiliate of The Blackstone Group and Wellspring Capital Management

•	De Ruiter Seeds Group on its sale to Monsanto

•	Smithfield Foods on its sale of Smithfield Beef Group to JBS

Transactions which closed during the first quarter of 2008 on which Evercore advised included:

•	Silver Lake Partners on its sale of a minority interest in the general partnership to CalPERS

•	EdgeTrade on its sale to Knight Capital Group

•	RGM Advisors on its sale of a minority stake to TA Associates, Inc.

•	Quadrangle Capital Partners on its sale of Hudson Valley DataNet to Lightower Fiber

•	Gerson Lehrman Group on its sale of an approximate 25% equity stake to Silver Lake Partners and associated debt refinancing

A substantial portion of Evercore’s first quarter 2008 Advisory revenues were derived from clients based in the United States. Nevertheless, Evercore expects its international operations will represent a significant portion of its Advisory revenues in the remainder of 2008.

According to Thomson Financial, among boutiques, Evercore was the number one ranked firm as measured in U.S. announced transactions and closed transactions for the past 12 months.

Investment Management

Evercore’s Investment Management Revenues were comprised of the following:

	Three Months Ended March 31,
	2007	2008	% Change
	(dollars in thousands)
Private Equity:
Management Fees Including Portfolio Company Fees	$3,634	$1,978	(45.6%)
Realized and Unrealized Gains (Losses) Including Carried Interest	(49)	307	NM

	3,585	2,285	(36.3%)

Public Securities:
Management Fees	134	363	170.9%
Realized and Unrealized Gains (Losses) Including Performance Fees	884	(74)	NM

	1,018	289	(71.6%)

Investment Management Revenue	$4,603	$2,574	(44.1%)

Private equity revenues declined compared to those in the first quarter 2007 primarily due to the step down in management fees from 2% of committed capital to 1% of invested capital in accordance with the Evercore Capital Partners II partnership agreement. Unrealized gains and losses relate to revisions in the valuation of portfolio companies driven by changes in their underlying fundamental performance.

Evercore’s public securities business continues to make progress. In Mexico, despite challenging fixed income markets, the products of Evercore Mexico’s Protego Casa de Bolsa (“PCB”) continue to grow and perform well. In the U.S., difficult equity markets continue to be a challenge for Evercore Asset Management (“EAM”). As of March 31, 2008, assets under management at EAM and PCB were $302.8 million and $760.3 million, respectively, compared to $454.7 million and $364.5 million, respectively, as of March 31, 2007.

Expenses

Evercore’s expenses for the quarter ended March 31, 2008 and 2007 were as follows:

	Three Months Ended March 31,
	U.S. GAAP			Adjusted Pro Forma [1]
	2007	2008	% Change	2007	2008	% Change
	(dollars in thousands)
Employee Compensation and Benefits Expense	$47,623	$33,255	(30.2%)	$47,623	$25,803	(45.8%)
% of Net Revenue	53.2%	74.8%		53.2%	58.0%
Non-compensation Expenses	$17,777	$12,708	(28.5%)	$13,522	$12,232	(9.5%)
% of Net Revenue	19.9%	28.6%		15.1%	27.5%
Special Charges	$—	$1,127	NM	$—	$—	NM
% of Net Revenue	—	2.5%		—	—

[1]

See “Basis of Alternative Financial Statement Presentations” on page 6 and Annex I for a detailed discussion of the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Compensation and Benefits

Evercore’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. Accordingly, the amount of compensation expense recognized in any particular quarter may not be indicative of compensation expense in a future period.

The Company’s Adjusted Pro Forma Employee Compensation and Benefits costs for the quarter ended March 31, 2008 was $25.8 million. When compared to Net Revenue for the associated period, the ratio of compensation to net revenue was 58.0%. This ratio compares with 53.2% for the quarter ended March 31, 2007. The level of compensation and benefits costs was impacted by several factors, including costs associated with new partners and the growth of Evercore’s international businesses. In addition, the accrual for discretionary bonuses was adjusted downward but maintained at a level which we believe is required to retain key personnel. Evercore continues to manage headcount growth carefully.

As of March 31, 2008, Evercore’s total headcount was 294 employees, compared with 257 as of March 31, 2007 and 290 as of December 31, 2007.

	As of March 31, 2008
	2007	Evercore U.S.	Evercore Mexico	Evercore Europe	Evercore Total
Headcount:
Senior Managing Directors:
Advisory	22	17	6	6	29
Investment Management	10	6	1	1	8
Corporate	2	3	—	—	3
Other Employees:
Other Professionals and Support Staff	223	142	98	14	254

Total	257	168	105	21	294

Non-Compensation Expenses

Non-compensation costs for the quarter ended March 31, 2008 declined in the aggregate on an adjusted pro forma basis consistent with Evercore’s plans. The most significant reductions were a result of decreases in Professional Fees. These decreases primarily relate to the completion of projects associated with Sarbanes-Oxley compliance and related initiatives.

Other U.S. GAAP Expenses

Included in the first quarter of 2008 U.S. GAAP results are the following expenses that have been excluded from the adjusted pro forma results:

•

A $7.5 million expense included in Employee Compensation and Benefits relating to the issuance of shares as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition. This is the final payment relating to this acquisition.

•

Special Charges comprised of $1.1 million representing the write-off of capitalized costs that had been incurred while fundraising for Evercore Capital Partners III. These costs had been deferred and were expected to be reimbursed by the fund upon its closing. In recognition of the decision to reschedule fundraising, Evercore has concluded that it is appropriate to expense these costs. A key component of the firm’s private equity plan is to consolidate its team in New York. As a consequence, Evercore has elected to close its current office in Los Angeles. Evercore anticipates incurring approximately $3.0 million of additional Special Charges in the second quarter of 2008 relating to employee severance and facilities costs associated with the closing as well as with Austin Beutner’s retirement. Evercore expects to realize cost savings in the future due to these changes.

•	The amortization of intangibles associated with the acquisitions of Protego and Braveheart.

Income Taxes

For the quarter ended March 31, 2008, Evercore’s effective tax rate was approximately 30% compared to an effective tax rate of approximately 43% for the first quarter of 2007.

Share Repurchase Program

Evercore also announced that its Board of Directors has authorized the repurchase of up to $25 million of Evercore Class A Common Stock and/or Evercore LP partnership units. Under this share repurchase program, shares may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of shares repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. This program may be suspended or discontinued at any time and does not have a specified expiration date.

Dividend

On May 7, 2008 the Board of Directors of Evercore declared a quarterly dividend of $0.12 per share to be paid on June 13, 2008 to common stockholders of record on May 30, 2008.

“We remain confident in our ability to generate positive returns to our shareholders over the long-term,” said Mr. Altman. “The introduction of a stock repurchase program provides us, together with dividends, with broader tools for delivering those returns.”

Basis of Alternative Financial Statement Presentations

Adjusted pro forma results are provided principally to give additional information about the per-share effect of previously issued but unvested equity and to exclude charges associated with the amortization of intangible assets acquired with Protego and Braveheart as well as charges relating to the payment of deferred consideration for the Braveheart acquisition and a charge related to the write-off of certain capitalized costs associated with fund raising initiatives for ECP III.

Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results prior and subsequent to the IPO. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I, as well as a description of how management believes the adjusted pro forma results provide useful information in evaluating Evercore’s ongoing operations.

Conference Call

Evercore will host a conference call to discuss its results for the quarter ended March 31, 2008 on May 12, 2008, at 8:00 a.m. Eastern Daylight Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (888) 200-8715 (toll-free domestic) or (973) 582-2771 (international); passcode: 46483566. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (800) 642-1687 (toll-free domestic) or (706) 645-9291 (international); passcode: 46483566. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on the Web site after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment company. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business manages private equity funds and traditional asset management services for sophisticated institutional investors. Evercore serves a diverse set of clients around the world from its offices in New York, San Francisco, London, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

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Forward-Looking Statements

This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2007. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this discussion. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez or Chuck Dohrenwend
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

ANNEX I

Page Number
Schedule
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2007 and 2008	A-1

Adjusted Pro Forma:
Adjusted Pro Forma Results and Adjusted Pro Forma Net Income per Common Share	A-2
Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations for the Three Months Ended March 31, 2007	A-3
Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations for the Three Months Ended March 31, 2008	A-4
Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations	A-5

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2007	2008
REVENUES
Advisory Revenue	$83,946	$40,692
Investment Management Revenue (1)	4,603	2,574
Interest Income and Other Revenue (1)	3,295	7,214

TOTAL REVENUES	91,844	50,480
Interest Expense	2,348	5,992

NET REVENUES	89,496	44,488

EXPENSES
Employee Compensation and Benefits	47,623	33,255
Occupancy and Equipment Rental (1)	1,655	3,310
Professional Fees	6,928	3,477
Travel and Related Expenses (1)	2,058	2,744
Communications and Information Services	448	642
Depreciation and Amortization	4,681	1,081
Special Charges	—	1,127
Other Operating Expenses (1)	2,007	1,454

TOTAL EXPENSES	65,400	47,090

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	24,096	(2,602)
Provision (Benefit) for Income Taxes	4,936	(294)
Minority Interest	14,940	(1,343)

NET INCOME (LOSS)	$4,220	$(965)

Net Income (Loss) Available to Holders of Shares of Class A Common Stock	$4,220	$(965)
Weighted Average Shares of Class A Common Stock Outstanding:
Basic	6,589	12,757
Diluted	6,589	12,757
Net Income (Loss) Per Share Available to Holders of Shares of Class A Common Stock:
Basic	$0.64	$(0.08)
Diluted	$0.64	$(0.08)

[1]

The above reflects a reclassification of certain balances for prior periods that have been reclassified to conform to their current presentation. These reclassifications include the reclassification of $134 of certain fees within Evercore’s Public Securities business from Interest Income and Other Revenue to Investment Management Revenue and the reclassification of $195 of certain expenses from Other Operating Expenses to Occupancy and Equipment Rental and Travel and Related Expenses.

Adjusted Pro Forma Results and Adjusted Pro Forma Net Income per Common Share

The adjusted pro forma results reflect the following adjustments as shown in the table below:

Exclusion of deferred consideration related to Braveheart acquisition. The former shareholders of Braveheart were issued $7.5 million of restricted stock in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Special Charges. The Company has reflected $1.1 million of charges, in the first quarter of 2008, as Special Charges in connection with the write-off of certain capitalized costs associated with fund raising initiatives for ECP III. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Exclusion of amortization of intangible assets acquired with Protego and Braveheart. The Protego acquisition was undertaken in contemplation of the IPO and substantially all of these charges were recognized by December 31, 2006. The Braveheart acquisition occurred on December 19, 2006. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Tax effect of prior adjustments. Prior to the IPO, the Company was a collection of limited liability companies, partnership and sub-chapter S entities which are not subject to Federal income taxes. As a result of the IPO, the operating business entities of the Company were restructured and a portion of the Company’s income is subject to U.S. Federal income taxes. Thus the prior three adjustments also need to be tax affected.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested event-based Evercore LP partnership units and stock-based awards. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of the remaining event-based unvested partnership units or stock-based awards will be achieved or satisfied.

The unaudited condensed consolidated adjusted pro forma financial information is included for informational purposes only. The unaudited condensed consolidated adjusted pro forma financial information should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the internal reorganization been completed on the dates assumed. The unaudited condensed consolidated adjusted pro forma financial information also does not project the results of operations or financial position for any future period or date.

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc.	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$83,946	$—		$83,946
Investment Management Revenue	4,603	—		4,603
Interest Income and Other Revenue	3,295	—		3,295

TOTAL REVENUES	91,844	—		91,844
Interest Expense	2,348	—		2,348

NET REVENUES	89,496	—		89,496

EXPENSES
Employee Compensation and Benefits	47,623	—		47,623
Occupancy and Equipment Rental	1,655	—		1,655
Professional Fees	6,928	—		6,928
Travel and Related Expenses	2,058	—		2,058
Communications and Information Services	448	—		448
Depreciation and Amortization	4,681	(4,255	)(b)	426
Special Charges	—	—		—
Other Operating Expenses	2,007	—		2,007

TOTAL EXPENSES	65,400	(4,255)		61,145

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	24,096	4,255		28,351
Provision for Income Taxes	4,936	7,368	(d)	12,304
Minority Interest	14,940	(14,940	)(e)	—

NET INCOME	$4,220	$11,827		$16,047

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	6,360	—		6,360
Vested Partnership Units	—	13,433	(f)	13,433
Unvested Partnership Units	—	9,708	(f)	9,708
Vested Restricted Stock Units - Event Based	229	8	(f)	237
Unvested Restricted Stock Units - Event Based	—	2,139	(f)	2,139
Vested Restricted Stock Units - Service Based	—	—		—
Unvested Restricted Stock Units - Service Based	—	419	(f)	419
Unvested Restricted Stock - Service Based	—	91	(f)	91

Total Shares	6,589	25,798		32,387

Net Income (Loss) per Share:
Basic	$0.64			$0.50
Diluted	$0.64			$0.50

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc.	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$40,692	$—		$40,692
Investment Management Revenue	2,574	—		2,574
Interest Income and Other Revenue	7,214	—		7,214

TOTAL REVENUES	50,480	—		50,480
Interest Expense	5,992	—		5,992

NET REVENUES	44,488	—		44,488

EXPENSES
Employee Compensation and Benefits	33,255	(7,452	)(a)	25,803
Occupancy and Equipment Rental	3,310	—		3,310
Professional Fees	3,477	—		3,477
Travel and Related Expenses	2,744	—		2,744
Communications and Information Services	642	—		642
Depreciation and Amortization	1,081	(476	)(b)	605
Special Charges	1,127	(1,127	)(c)	—
Other Operating Expenses	1,454	—		1,454

TOTAL EXPENSES	47,090	(9,055)		38,035

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(2,602)	9,055		6,453
Provision (Benefit) for Income Taxes	(294)	2,252	(d)	1,958
Minority Interest	(1,343)	1,343	(e)	—

NET INCOME (LOSS)	$(965)	$5,460		$4,495

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,319	341	(f)	11,660
Vested Partnership Units	—	15,214	(f)	15,214
Unvested Partnership Units	—	4,853	(f)	4,853
Vested Restricted Stock Units - Event Based	1,216	—		1,216
Unvested Restricted Stock Units - Event Based	—	900	(f)	900
Vested Restricted Stock Units - Service Based	222	—		222
Unvested Restricted Stock Units - Service Based	—	8	(f)	8
Unvested Restricted Stock - Service Based	—	120	(f)	120

Total Shares	12,757	21,436		34,193

Net Income (Loss) per Share:
Basic	$(0.08)			$0.13
Diluted	$(0.08)			$0.13

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations

(a)	Reflects an adjustment for a reduction of $7.5 million of compensation expense associated with the issuance of restricted stock to the former shareholders of Braveheart in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition.

(b)	Reflects expenses associated with amortization of intangible assets acquired in the Protego and Braveheart acquisitions.

(c)	The Company has reflected $1.1 million of charges in the first quarter of 2008 as Special Charges in connection with the write-off of certain capitalized costs associated with ECP III fund raising initiatives.

(d)	Evercore is organized as a series of Limited Liability Companies, Partnerships and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, an adjustment has been made to increase Evercore’s effective tax rate to approximately 43% for the three months ended March 31, 2007 and decrease in the effective tax rate to 30% for the three months ended March 31, 2008, which assumes that the Company is taxed as a C corporation at the prevailing corporate tax rates. The decrease in the effective tax rate for the three months ended March 31, 2008 is due to a one-time net tax benefit that was realized during the first quarter. The Company’s effective tax rate would have been approximately 41%, excluding the tax benefit.

(e)	Reflects adjustment to eliminate minority interest as all Evercore LP partnership units are assumed to be converted to Class A common stock.

(f)	Assumes the vesting of all LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the dilution of unvested service-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units and restricted stock units issued in conjunction with the IPO are excluded from the calculation.